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                                 CLIENT LETTER

                         EXELON GENERATION COMPANY, LLC

OFFER TO EXCHANGE $700,000,000 6.95% SENIOR NOTES DUE 2011 REGISTERED UNDER THE
 SECURITIES ACT OF 1933 FOR ALL OUTSTANDING $700,000,000 6.95% SENIOR NOTES DUE
                                      2011

                                                                  April   , 2002

To Our Clients:

    Enclosed for your consideration is a prospectus, dated April   , 2002 (the
"Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Exelon Generation Company, LLC (the "Company") to exchange its $700,000,000 6.95% Senior Notes due 2011 which have been registered under the Securities Act of 1933, as amended (the "Exchange Notes"), for its outstanding $700,000,000 6.95% Senior Notes due 2011 (the "Original Notes"), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of June 14, 2001, between the Company and the initial purchasers referred to therein.

    This material is being forwarded to you as the beneficial owner of the Original Notes carried by us in your account but not registered in your name. A tender of such Original Notes may only be made by us as the holder of record and pursuant to your instructions.

    Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

    Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m.,
Eastern Standard time, on             , 2002, unless extended by the Company
(the "Expiration Date"). Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 p.m., Eastern Standard time, on the Expiration Date.

    The Exchange Offer is not conditioned upon any minimum number of Original Notes being tendered. Your attention is directed to the following:

        1.  The Exchange Offer is for any and all Original Notes.

        2. The Exchange Offer expires at 5:00 p.m., Eastern Standard time, on the Expiration Date, unless extended by the Company.
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                           PLEASE READ THE PROSPECTUS

    IF YOU WISH TO TENDER YOUR ORIGINAL NOTES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ON THE BACK OF THIS LETTER. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER ORIGINAL NOTES.

    If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Original Notes on your account. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Notes held by us for your account.
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   Please carefully review the enclosed material as you consider the Exchange
                                     Offer.

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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE ORDER

  The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Exelon Generation Company, LLC. with respect to its Original Notes.

  This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

  Please tender the Original Notes held by you for my account as indicated below:

  The aggregate face amount of Original Notes held by you for the account of the undersigned is (fill in amount):

           $_________ of 6.95% Senior Notes due 2011

  With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

  / / To TENDER the following Original Notes held by you for the account of the undersigned (insert principal amount of Original Notes to be tendered (if any)):

           $_________ of 6.95% Original Notes due 2011

  / / NOT to TENDER any Original Notes held by you for the account of the undersigned.
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                                   SIGN HERE

  Name of beneficial owner(s) (please print): ________________________________

  Signature(s): ______________________________________________________________

  Address: ___________________________________________________________________

  Telephone Number: __________________________________________________________

  Taxpayer Identification or Social Security Number: _________________________

  Date: ______________________________________________________________________
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